JPMorgan Chase Financial Company LLC	January 2017

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated January 25, 2017

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in Commodities

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Trigger Jump Securities will pay no interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of gold, silver and copper. If the final value of each underlying commodity is greater than or equal to 65% of its initial value, you will receive for each security that you hold at maturity an upside payment of $60.00 per security in addition to the stated principal amount. However, if the final value of any underlying commodity is less than 65% of its initial value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final value of the worst performing underlying commodity from its initial value and could be zero. Accordingly, investors may lose their entire initial investment in the securities. Because the payment at maturity is based on the worst performing of the underlying commodities, a decline below the downside threshold of any underlying commodity will result in a loss, which may be significant, of your initial investment, even if the other underlying commodities have appreciated or have not declined below their respective downside thresholds. Investors will not participate in any appreciation of any underlying commodity above 6.00%. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the upside payment feature that applies to a limited range of the performance of the worst performing underlying commodity. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:		JPMorgan Chase Financial Company LLC
Guarantor:		JPMorgan Chase & Co.
Underlying commodities		Gold (Bloomberg ticker: GOLDLNPM), silver (Bloomberg ticker: SLVRLN) and copper (Bloomberg ticker: LOCADY)
Aggregate principal amount:		$4,000,000
Payment at maturity:		If the final value of each underlying commodity is greater than or equal to its downside threshold, for each $1,000 stated principal amount security,
$1,000 + upside payment
If the final value of any underlying commodity is less than its downside threshold, for each $1,000 stated principal amount security,
$1,000 × performance factor of the worst performing underlying commodity
This amount will be less than the stated principal amount of $1,000 per security, and will represent a loss of more than 35%, and possibly all, of your principal amount.
Upside payment:		$60.00 per $1,000 stated principal amount security (6.00% of the stated principal amount) per $1,000 stated principal amount security.
Downside threshold:

With respect to gold, $776.75, which is 65% of its initial value

With respect to silver, 1,100.45¢, which is 65% of its initial value

With respect to copper, $3,813.55, which is 65% of its initial value

Worst performing underlying commodity:		The underlying commodity with the lowest performance factor
Performance factor:		With respect to each underlying commodity, the final value divided by the initial value
Initial value:

With respect to gold, $1,195.00, which is its spot price on the pricing date

With respect to silver, 1,693.00¢, which is its spot price on the pricing date

With respect to copper, $5,867.00, which is its spot price on the pricing date

Final value:		With respect to each underlying commodity, its spot price on the valuation date
Stated principal amount:		$1,000 per security
Issue price:		$1,000 per security (see “Commissions and issue price” below)
Pricing date:		January 25, 2017
Original issue date (settlement date):		January 30, 2017
Valuation date:		February 1, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:		February 6, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$3.00(2)	$992.00
$5.00(3)
Total	$4,000,000.00	$32,000.00	$3,968,000.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $3.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

The estimated value of the securities on the pricing date was $978.20 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-9 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying commodity supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 2-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012640/crt-dp64829_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

Terms continued from previous page:
Spot price:

With respect to gold, on any day, the official afternoon London gold price for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on the Bloomberg Professional® service (“Bloomberg”) under the symbol “GOLDLNPM” on that day

With respect to silver, on any day, the official London silver price for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on that day

With respect to copper, on any day, the official cash offer price of Copper Grade A on the London Metal Exchange (the “LME”) for the spot market, stated in U.S. dollars per metric ton, as determined by the LME and displayed on Bloomberg under the symbol “LOCADY” on that day

Gold:	References to “gold” in this document refer to gold that meets the LBMA’s specifications for good delivery and fineness.
Silver:	References to “silver” in this document refer to silver that meets the LBMA’s specifications for good delivery and fineness.
Copper:	References to “copper” in this document refer to Grade A copper that meets the LME’s physical specifications.
CUSIP / ISIN:	46646QWE1 / US46646QWE15
Listing:	The securities will not be listed on any securities exchange.
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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018, which we refer to as the securities, can be used:

▪	As an alternative to direct exposure to the underlying commodities that provides a fixed, positive return of 6.00% (as reflected in the upside payment of $60.00 per $1,000 stated principal amount security) if the final value of each underlying commodity is greater than or equal to 65% of its initial value, which we refer to as a downside threshold.
▪	To enhance returns and potentially outperform the worst performing underlying commodity for a limited range of performances of the worst performing underlying commodity, but only if the final value of the worst performing underlying commodity is greater than or equal to its downside threshold.
▪	To obtain limited market downside protection against the loss of principal in the event of a decline of the worst performing underlying commodity as of the valuation date, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., but only if the final value of the worst performing underlying commodity is greater than or equal to its downside threshold.

If the final value of any underlying commodity is less than its downside threshold, the securities are exposed on a 1-to-1 basis to any percentage decline of the final value of the worst performing underlying commodity from its initial value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 1 year
Upside payment:	$60.00 (6.00% of the stated principal amount) per $1,000 stated principal amount security
Downside threshold	With respect to each underlying commodity, 65% of its initial value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities
Interest:	None

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying commodity is a “Commodity.”

The securities are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The securities are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, which is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

Key Investment Rationale

This investment offers a fixed, positive return of 6.00% if the final value of each underlying commodity is greater than or equal to 65% of its initial value, which we refer to as a downside threshold. However, if the final value of any underlying commodity is less than its downside threshold, the payment at maturity will be less than $650.00 and could be zero.

Upside Scenario	If the final value of each underlying commodity is greater than or equal to its downside threshold, the payment at maturity for each security will be equal to $1,000.00 plus the upside payment of $60.00 per $1,000 stated principal amount security.
Downside Scenario	If the final value of any underlying commodity is less than its downside threshold, you will lose 1% for every 1% decline of the spot price of the worst performing underlying commodity from its initial value to its final value (e.g., a 50% depreciation of the worst performing underlying commodity will result in a payment at maturity that is less than the stated principal amount by 50%, or $500 per security).
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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

How the Enhanced Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Upside payment:	$60.00 (6.00% of the stated principal amount) per $1,000 stated principal amount security
Downside threshold:	With respect to each underlying commodity, 65% of its initial value (-35% percent change in its final value compared with its initial value)

Enhanced Trigger Jump Securities Payoff Diagram

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The actual initial value for each underlying commodity and the actual upside payment are specified on the cover of this pricing supplement. All payments on the securities, if any, are subject to the credit risk of JPMorgan Financial and JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial value:	With respect to gold: $1,200 With respect to silver: 1,700¢ With respect to copper: $5,800
Upside payment:	$60.00 (6.00% of the stated principal amount) per $1,000 stated principal amount security
Interest:	None
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Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

EXAMPLE 1: Each underlying commodity appreciates moderately and investors receive the stated principal amount plus the upside payment.

Final value		Gold: $1,320
Silver: 1,785¢
Copper: $6,090
Performance factor		Gold: $1,320 / $1,200 = 110% Silver: 1,785¢ / 1,700¢ = 105% Copper: $6,090 / $5,800 = 105%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $60
	=	$1,060

In example 1, the spot price of gold has appreciated by 10%, the spot price of silver has appreciated by 5% and the spot price of copper has appreciated by 5% as of the valuation date. Because the final value of each underlying commodity is at or above its downside threshold, investors receive at maturity the stated principal amount plus the upside payment of $60. Investors receive $1,060 per security at maturity.

EXAMPLE 2: Each underlying commodity appreciates substantially and investors receive the stated principal amount plus the upside payment.

Final value		Gold: $1,800
Silver: 2,465¢
Copper: $8,120
Performance factor		Gold: $1,800 / $1,200 = 150% Silver: 2,465¢ / 1,700¢ = 145% Copper: $8,120 / $5,800 = 140%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $60
	=	$1,060

In example 2, the spot price of gold has appreciated by 50%, the spot price of silver has appreciated by 45% and the spot price of copper has appreciated by 40% as of the valuation date.  Because the final value of each underlying commodity is at or above its downside threshold, investors receive at maturity the stated principal amount plus the upside payment of $60.  Investors receive $1,060 per security at maturity.  This is the case even though each underlying commodity has appreciated by more than 6.00%.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

EXAMPLE 3: One underlying commodity appreciates while the others decline to below their respective initial values, but not by more than their respective downside thresholds, as of the valuation date, and investors receive the stated principal amount plus the upside payment.

Final value		Gold: $1,320
Silver: 1,190¢
Copper: $4,640
Performance factor		Gold: $1,320 / $1,200 = 110% Silver: 1,190¢ / 1,700¢ = 70% Copper: $4,640 / $5,800 = 80%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $60
	=	$1,060

In example 3, the spot price of copper has declined by 20% to below its initial value and the spot price of silver has declined by 30% to below its initial value, while the spot price of gold has appreciated by 10% as of the valuation date. Because the final value of each underlying commodity is at or above its downside threshold, investors receive at maturity the stated principal amount plus the upside payment of $60.  Investors receive $1,060 per security at maturity.  This is the case even though two of the underlying commodities have depreciated.

EXAMPLE 4: One underlying commodity declines to below its downside threshold while the others appreciate as of the valuation date, and investors are exposed to the decline in the worst performing underlying commodity from its initial value.

Final value		Gold: $1,260
Silver: 1,870¢
Copper: $3,480
Performance factor		Gold: $1,260 / $1,200 = 105% Silver: 1,870¢ / 1,700¢ = 110% Copper: $3,480 / $5,800 = 60%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying commodity
	=	$1,000 × 60%
	=	$600

In example 4, the final values of both gold and silver are greater than their respective downside thresholds. However, the final value of copper has declined by 40% to below its downside threshold. Therefore, investors are exposed to the negative performance of copper, which is the worst performing underlying commodity in this example, and receive a payment at maturity of $600 per security. Investors lose 1% of the stated principal amount for every 1% decline in the spot price of copper from its initial value, even though the other underlying commodities have appreciated from their respective initial values.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

EXAMPLE 5: Each underlying commodity declines to below their respective downside thresholds as of the valuation date, and investors are exposed to the decline in the worst performing underlying commodity from its initial value.

Final value		Gold: $600
Silver: 1,020¢
Copper: $3,190
Performance factor		Gold: $600 / $1,200 = 50% Silver: 1,020¢ / 1,700¢ = 60% Copper: $3,190 / $5,800 = 55%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying commodity
	=	$1,000 × 50%
	=	$500

In example 5, the final values of gold, silver and copper are less than their respective downside thresholds. Gold has declined by 50% while silver has declined by 40% and copper has declined by 45%. Therefore, investors are exposed to the negative performance of gold, which is the worst performing underlying commodity in this example, and receive a payment at maturity of $500 per security.

Because the payment at maturity of the securities is based on the worst performing of the underlying commodities, a decline in any of the underlying commodities below its downside threshold will result in a loss, which may be significant, of your initial investment, even if the other underlying commodities have appreciated.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of the stated principal amount at maturity. If the final value of any underlying commodity is less than its downside threshold, you will receive for each security that you hold a payment at maturity that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the spot price of the worst performing underlying commodity on the valuation date from its initial value. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire principal amount.
▪	Appreciation potential is fixed and limited. When the final value of each underlying commodity is greater than or equal to its downside threshold, the appreciation potential of the securities is limited to the fixed upside payment of $60.00 per security (6.00% of the stated principal amount), even if the final value of one (or all) of the underlying commodities is significantly greater than its initial value.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final value of any underlying commodity is less than its downside threshold, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you will lose more than 35% of your principal amount and may lose all of your principal amount at maturity.
▪	The benefit provided by the downside threshold may terminate on the valuation date. If the final value of any underlying commodity is less than its downside threshold, the benefit provided by the downside threshold will terminate and you will be fully exposed to any depreciation of the worst performing underlying commodity.
▪	You are exposed to the price risk of each underlying commodity. Your return on the securities is not linked to a basket consisting of the underlying commodities. Rather, it will be contingent upon the independent performance of each underlying commodity. Unlike an instrument with a return linked to a basket of underlying commodity assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying commodity. The performance of the underlying commodities may not be correlated. Poor performance by any underlying commodity over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying commodities. Accordingly, your investment is subject to the risk of decline in the spot price of each underlying commodity.

To receive the upside payment, each underlying commodity must close at or above its downside threshold on the valuation date. If any underlying commodity has declined below its downside threshold as of the valuation date, you will be fully exposed to the decline in the worst performing underlying commodity, as compared to its initial value, on a 1-to-1 basis, even if the other underlying commodities have appreciated. Under this scenario, the value of any payment at maturity will be less than 65% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying commodity, you are exposed to greater risks of sustaining a loss on your investment than if the securities were linked to just one underlying commodity. The risk that you will suffer a loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying commodity. With three underlying commodities, it is more likely that an underlying commodity will close below its downside threshold on the valuation date than if the securities were linked to only one underlying commodity. In addition, you will not benefit from the performance of the underlying commodities other than the worst performing underlying commodity. Therefore it is more likely that you will suffer a loss, which may be significant loss, of your initial investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and
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JPMorgan Chase Financial Company LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of Gold, Silver and Copper due February 6, 2018

Principal at Risk Securities

JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial values and downside thresholds, will determine the final values and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor market for any underlying commodity, calculation of the final value of any underlying commodity in the event of a discontinuation of trading of that underlying commodity on its relevant market may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Furthermore, the spot prices of gold and silver are administered by the LBMA or an independent service provider appointed by the LBMA, and one of our affiliates is a price participant that contributes to the determination of the spot prices of gold and silver. We and our affiliates will have no obligation to consider your interests as a holder of the securities in taking any actions in connection with our role as a price participant that might affect the securities.

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated
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value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the underlying commodities, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying commodities;
o	the time to maturity of the securities;
o	supply and demand trends at any time for any of the underlying commodities;
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o	the actual and expected positive or negative correlation among the underlying commodities, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investments related to the prices of the underlying commodities may be more volatile than traditional securities investments. The price of gold, silver and copper are subject to variables that may be less significant to the prices of traditional securities such as stocks and bonds, and where the return on the securities is not related to the underlying commodities. Variables such as those described under "— The market price of gold will affect the value of the securities", "— The market price of silver will affect the value of the securities" or "— The market price of copper will affect the value of the securities" below may have a larger impact on the prices of the underlying commodities than on traditional securities. These additional variables may create additional investment risks that may cause the prices of the underlying commodities to move in unpredictable and unanticipated directions and at unpredictable or unanticipated rates and cause the value of the securities to be more volatile than the prices of traditional securities.
▪	The market price of gold will affect the value of the securities. Because the securities are linked in part to gold, we expect that generally the market value of the securities will depend in part on the market price of gold. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.
▪	The market price of silver will affect the value of the securities. Because the securities are linked in part to silver, we expect that generally the market value of the securities will depend in part on the market price of silver. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.
▪	The market price of copper will affect the value of the securities. Because the securities are linked to the performance of the price of copper, we expect that generally the market value of the securities will depend in large part on the market price of copper. The price of copper is primarily affected by the global
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demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

▪	On the valuation date, the spot price of copper is determined by reference to the official cash settlement price of copper as determined by the LME, and there are certain risks relating to the copper price being determined by the LME. The spot price of copper will be determined by reference to the official cash settlement price of copper as determined by the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of that contract and for monthly delivery up to 123 months forward following that third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur during the term of the securities, the official cash settlement prices of copper and, consequently, the performance factor of copper, could be adversely affected. The LME has no obligation to consider your interests in calculating or revising the official cash settlement price of copper.
▪	An investment in the securities may be subject to risks associated with the LBMA. The securities are linked in part to gold and silver, whose prices are determined by the LBMA or an independent service provider appointed by the LBMA. Gold and silver are traded on the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if trading gold or silver should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA prices as a global benchmark for the value of gold or silver may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the official prices of gold or silver, which could adversely affect the value of the securities. The LBMA has no obligation to consider your interests in calculating or revising the official prices of gold or silver.
▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The securities are linked to the worst performing of gold, silver and copper and not to a diverse basket of commodities or a broad-based commodity index. The spot prices of each underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the securities are linked to the prices of a limited number of commodities, they carry greater risk and may be more volatile than securities linked to the prices of a larger number of commodities or a broad-based commodity index.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely
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affected, and may continue to adversely affect, the values of the underlying commodities and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial values and, therefore, could potentially increase the values that the final values must reach so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final values and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.
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The Underlying Commodities

Gold. References to “gold” in this document refer to gold that meets the LBMA’s specifications for good delivery and fineness. On any day, the spot price of gold is the official afternoon London gold price for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars per troy ounce, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM” on that day.

Silver. References to “silver” in this document refer to silver that meets the LBMA’s specifications for good delivery and fineness. On any day, the spot price of silver is the official London silver price for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents per troy ounce gross, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on that day.

Copper. References to “copper” in this document refer to Grade A copper that meets the LME’s physical specifications. On any day, the official cash offer price of Copper Grade A on the LME for the spot market, stated in U.S. dollars per metric ton, as determined by the LME and displayed on Bloomberg under the symbol “LOCADY” on that day

The following graphs set forth the official daily values for each of the underlying commodities for the period from January 3, 2012 through January 25, 2017. The related tables set forth the published high and low, as well as end-of-quarter spot prices for each underlying commodity for each quarter in the same period. The spot price for gold on January 25, 2017 was $1,195.00. The spot price for silver on January 25, 2017 was 1,693.00¢. The spot price for copper on January 25, 2017 was $5,867.00. We obtained the spot price information above and the information in the tables and graphs from Bloomberg, without independent verification. The historical values and historical performance of the underlying commodities should not be taken as an indication of future performance, and no assurance can be given as to the spot prices of the underlying commodities on the valuation date. There can be no assurance that an underlying commodity will not depreciate below its downside threshold over the term of the securities so that you do not suffer a loss on your initial investment in the securities.

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Historical Performance of Gold January 3, 2012 through January 25, 2017

Gold (U.S. dollars)	High	Low	Period End
2012
First Quarter	$1,781.00	$1,598.00	$1,662.50
Second Quarter	$1,677.50	$1,540.00	$1,598.50
Third Quarter	$1,784.50	$1,556.25	$1,776.00
Fourth Quarter	$1,791.75	$1,650.50	$1,657.50
2013
First Quarter	$1,693.75	$1,574.00	$1,598.25
Second Quarter	$1,598.25	$1,192.00	$1,192.00
Third Quarter	$1,419.50	$1,212.75	$1,326.50
Fourth Quarter	$1,361.00	$1,195.25	$1,204.50
2014
First Quarter	$1,385.00	$1,221.00	$1,291.75
Second Quarter	$1,325.75	$1,242.75	$1,315.00
Third Quarter	$1,340.25	$1,213.50	$1,216.50
Fourth Quarter	$1,250.25	$1,142.00	$1,206.00
2015
First Quarter	$1,295.75	$1,147.25	$1,187.00
Second Quarter	$1,225.00	$1,164.60	$1,171.00
Third Quarter	$1,168.00	$1,080.80	$1,114.00
Fourth Quarter	$1,184.25	$1,049.40	$1,060.00
2016
First Quarter	$1,277.50	$1,077.00	$1,237.00
Second Quarter	$1,324.55	$1,212.10	$1,320.75
Third Quarter	$1,366.25	$1,308.35	$1,322.50
Fourth Quarter	$1,313.30	$1,125.70	$1,145.90
2017
First Quarter (through January 25, 2017)	$1,216.80	$1,151.00	$1,195.00
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Historical Performance of Silver January 3, 2012 through January 25, 2017

Silver (U.S. cents)	High	Low	Period End
2012
First Quarter	3,723¢	2,878¢	3,243¢
Second Quarter	3,297¢	2,672¢	2,708¢
Third Quarter	3,471¢	2,667¢	3,465¢
Fourth Quarter	3,496¢	2,975¢	2,995¢
2013
First Quarter	3,223¢	2,801¢	2,864¢
Second Quarter	2,796¢	1,861¢	1,886¢
Third Quarter	2,474¢	1,910¢	2,168¢
Fourth Quarter	2,274¢	1,905¢	1,950¢
2014
First Quarter	2,205¢	1,927¢	1,997¢
Second Quarter	2,112¢	1,876¢	2,087¢
Third Quarter	2,150¢	1,711¢	1,711¢
Fourth Quarter	1,764¢	1,528¢	1,597¢
2015
First Quarter	1,823¢	1,547¢	1,660¢
Second Quarter	1,770¢	1,570¢	1,570¢
Third Quarter	1,564¢	1,427¢	1,465¢
Fourth Quarter	1,618¢	1,371¢	1,382¢
2016
First Quarter	1,594¢	1,358¢	1,538¢
Second Quarter	1,836¢	1,496¢	1,836¢
Third Quarter	2,071¢	1,850¢	1,935¢
Fourth Quarter	1,918¢	1,574¢	1,624¢
2017
First Quarter (through January 25, 2017)	1,714¢	1,595¢	1,693¢
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Historical Performance of Copper January 3, 2012 through January 25, 2017

Copper (U.S. dollars)	High	Low	Period End
2012
First Quarter	$8,658.00	$7,471.00	$8,480.00
Second Quarter	$8,575.50	$7,251.50	$7,604.50
Third Quarter	$8,400.50	$7,327.00	$8,267.50
Fourth Quarter	$8,340.00	$7,540.50	$7,915.00
2013
First Quarter	$8,242.50	$7,539.00	$7,582.50
Second Quarter	$7,547.00	$6,637.50	$6,750.50
Third Quarter	$7,340.50	$6,719.00	$7,290.50
Fourth Quarter	$7,394.50	$6,939.00	$7,394.50
2014
First Quarter	$7,439.50	$6,434.50	$6,636.00
Second Quarter	$7,035.00	$6,600.00	$6,955.00
Third Quarter	$7,183.50	$6,735.50	$6,736.00
Fourth Quarter	$6,859.50	$6,306.00	$6,359.00
2015
First Quarter	$6,309.00	$5,390.50	$6,050.50
Second Quarter	$6,448.00	$5,646.00	$5,721.00
Third Quarter	$5,761.50	$4,888.00	$5,093.00
Fourth Quarter	$5,344.00	$4,515.50	$4,702.00
2016
First Quarter	$5,103.00	$4,310.50	$4,855.50
Second Quarter	$5,045.00	$4,504.00	$4,827.00
Third Quarter	$4,956.00	$4,573.00	$4,832.00
Fourth Quarter	$5,935.50	$4,620.50	$5,501.00
2017
First Quarter (through January 25, 2017)	$5,879.00	$5,500.50	$5,867.00
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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying commodity the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying commodity the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities
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for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities. Under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as interest) of a taxable disposition, including redemption at maturity, of the securities. You should consult your tax adviser regarding the potential application of FATCA to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “The Underlying Commodities” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each securities.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

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Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 2-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012640/crt-dp64829_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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